UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	August 26, 2015

BOOMERANG SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-10176	22-2306487
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 A Vreeland Road, Florham Park, NJ 07932
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:	(973) 538-1194

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors of Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 2, 2015, Boomerang Systems, Inc. (the “Company”) appointed Stephen Marble as its chief financial officer (“CFO”), effective upon the Company’s filing of its Form 10-Q for the quarter ended June 30, 2015 (the “10-Q”). Mr. Marble replaces Scott Shepherd, who, on August 26, 2015, resigned as CFO, effective upon the filing of the 10-Q.

From November 2011 to January 2015, Mr. Marble was CFO of FDC Vitamins, LLC, a manufacturer of vitamins and supplements. From October 2010 to November 2011, he was CFO of Omni Home Health, LLC, a Medicare home health provider. From November 2008 to October 2010, Mr. Marble was an independent financial consultant providing interim CFO services. From March 2007 to November 2008, he was CFO of Caregiver Services, Inc., a provider of in-home assisted living and supplemental hospital staffing services. From January 2004 to March 2007, he was an Operating VP at Sun Capital Partners, Inc., a private equity firm that specializes in distress and turnaround investments. From October 2001 to November 2002 he was Corporate Controller of Catalina Lighting Inc., a public company and a Sun Capital portfolio investment while from November 2002 to January 2004 he was CFO of Catalina Lighting, Inc. Prior to October 2001, Mr. Marble held a number of finance positions with increasing responsibility.

In connection with his appointment as CFO, Mr. Marble entered into an Employment Agreement with the Company (the “Employment Agreement”). The Employment Agreement provides for a base salary of $170,000 prior to the consummation of one or more financings in which the Company receives aggregate gross cash proceeds (not including cash proceeds which are applied to the extinguishment of debt) of $10,000,000 (a “Liquidity Event”) and a base salary of $195,000 following a Liquidity Event. The Company may pay Mr. Marble an annual bonus (the “Annual Bonus”), as determined by the Chief Executive Officer and Chairman, in their sole discretion. The Employment Agreement provides for a grant of options to purchase 360,000 shares of the Company’s common stock (the “Initial Options”) with an exercise price of $2.15 per share. Such options are exercisable for a period of five (5) years and will vest over three (3) years, beginning on the one-year anniversary of the grant date. Each month during the Term (as defined in the Employment Agreement), the Company will credit to a Company account an amount equal to $2,083.33. Upon Mr. Marble’s election, he may receive options (the “Incentive Options”) to purchase additional shares of common stock equal to the amount of credits held by Mr. Marble in a Company account, with such options having an exercise price equal to the fair market value of the Company’s common stock as of September 30 on which the election is made, a 5-year term and will be fully vested when granted. Following a Liquidity Event, the Employment Agreement provides that no later than March 15 of the following calendar year, Mr. Marble will receive the amount of credits held in the Company account as of the Liquidity Event in cash.

In the event that the Company terminates Mr. Marble without “Cause” (as defined in the Employment Agreement), the Company shall pay or provide to Mr. Marble: (a) an amount equal to the amount credited to his Company account as of the Date of Termination (as defined in the Employment Agreement); (b) if the Date of Termination is prior to a Liquidity Event, an amount equal to six (6) months’ base salary plus six (6) times the monthly amount most recently credited to his Company account, or if the Date of Termination is on or after a Liquidity Event, an amount equal to 50% of the annual base salary in effect as of such Date of Termination; (c) an amount equal to 50% of the most recent Annual Bonus, if any; (d) any Annual Bonus earned but unpaid in the prior fiscal year; and (e) vesting of any unvested Initial or Incentive Options within 30 days following the Date of Termination.

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As required by the Employment Agreement, Mr. Marble also entered into the Confidentiality, Non-Competition, Non-Solicitation and Assignment Agreement with the Company, under which he agrees, among other things, that:

(a)	during his employment and for a period of two years after the termination of his employment, he will not, directly or indirectly:

                              i.            engage or participate or make any financial investments in, or become employed by or render advisory or other services to, any third party that is engaged in the development, design, manufacture, construction, operation, or sale of automated parking systems; or

                              ii.            approach, solicit, raid, entice, or induce any employee of the Company to be employed by any third party; and

(b)	he will not, either during or at any time after his employment with the Company, communicate or disclose to, or use for the benefit of Executive or any third party, any of the Company’s confidential information in any form, whether maintained in written, electronic, pictorial, or verbal form; and
(c)	he agrees to disclose Intellectual Property fully and promptly to the Company, and upon request and without further compensation from the Company, to execute, acknowledge and deliver such papers and instruments as the Company deems necessary to perfect, secure and maintain its interest in Intellectual Property; and
(d)	he will assign to the Company all rights, title and interest in and to any “work made for hire”.

On July 20, 2015, the Company and Scott Shepherd entered the Separation Agreement and General Release (the “Separation Agreement”), which provides for Mr. Shepherd’s amicable separation from employment with the Company upon the filing of the 10-Q. In consideration for a release of all claims, the Separation Agreement provides for the immediate vesting of Mr. Shepherd’s 60,000 unvested options at a strike price of $1.51. The Separation Agreement provides for 40,000 additional options at a strike price of $2.15 per share to be made within seven (7) days after the filing of the 10-Q and will vest immediately and expire five (5) years from the date of grant. The Separation Agreement provides for one month’s pay to be made within seven (7) days after the filing of the 10-Q. In the event Mr. Shepherd is required to work more than five (5) hours following the end of his employment, he will be paid $100 per hour for each hour worked, paid within seven (7) days of invoice submission.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOMERANG SYSTEMS, INC.

Date:	September 9, 2015	By:	/s/ James V. Gelly
James V. Gelly
Chief Executive Officer

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